                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       PROGRESSIVE ASSET MANAGEMENT, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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Notes:

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 22, 2001

                       PROGRESSIVE ASSET MANAGEMENT, INC.
                               1010 Oak Grove Road
                            Concord, California 94518
                                 (800) 786-2998

NOTICE OF ANNUAL MEETING. To the Shareholders of Progressive Asset Management, Inc. ("PAM"):

The Annual Meeting of the Stockholders of PAM will be held at the offices of Progressive Asset Management, Inc., located at 1010 Oak Grove Road, Concord, California 94518, on Thursday, February 22, 2001, at 2:00 p.m., to consider the following Proposals:

         1. Election of the Board of Directors of PAM, which has eight members, who will serve until the next annual meeting of shareholders or until their successors are elected.

         2. Ratification of the selection of Markle, Stuckey, Hardesty & Bott, as independent auditors of PAM for the fiscal year ending
         June 30, 2001; and

         3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 29, 2001, as the record date for the determination of the Stockholders entitled to notice of, and to vote at, such meeting.

DISTRIBUTION OF THIS PROXY STATEMENT. This Proxy Statement and Proxy is being distributed to Stockholders of PAM on or about February 1, 2001, at the direction of PAM's Board of Directors.

WHO IS SOLICITING YOUR PROXY. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progressive Asset Management, Inc. ("PAM") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on February 22, 2001, at 2:00 p.m. at the offices of PAM, 1010 Oak Grove Road, Concord, California 94518, and any adjournments of the Annual Meeting. The expense of the Board of Directors' proxy solicitation will be borne by PAM. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of PAM may solicit proxies by telephone or other means. (None of them will receive any additional compensation for such activities.)

WHO MAY VOTE AT THE ANNUAL MEETING. There were outstanding at the close of business on January 29, 2001, the record date fo determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting,1,520,604 shares of common stock of PAM, and 25,000 shares of Series B Convertible Preferred Stock, which, when combined with the Common Stock is entitled to a vote equal to 40% of all shares cast. Only stockholders of record on January 29, 2001, are entitled to notice of and to vote at the meeting. The proxy does not affect the right to vote in person at the meeting, and may be revoked at any time prior to the voting thereof. The presence in person or by proxy of the holders of shares representing a majority of all outstanding shares will constitute a quorum. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting is required for the adoption of the proposals described in this Proxy Statement.

Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of PAM, and to return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder who wishes to designate a person or persons to act as his or her proxy at the meeting, other than the proxies designated by the Board of Directors, may strike out the names appearing on the enclosed form of proxy, insert the name of any other such person or persons, sign the


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
form and transmit it directly to such other designated person or persons for use at the meeting.

The votes of those shareholders present and voting and those voting by proxy will be tallied at the meeting. A majority of the shares eligible to vote must be represented at the meeting of shareholders either by the shareholder present at the meeting or by person holding a valid proxy, to constitute a quorum in order for the meeting to be called to order.

For matters that the Shareholders will be considering at the meeting, approval of any matter properly considered at the meeting must be made by the affirmative vote of a majority of the votes represented and voting at the meeting at which the quorum is present. However, the number of shares voting in favor of any matter must equal at least a majority of the required quorum for the meeting. Abstentions and non-votes are not counted either for or against the proposal.

The candidates for election as directors receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected as directors. Votes against the director and votes withheld have no legal effect.

California state law requires that certain actions be approved by a majority vote of the outstanding shares of a class, and not the majority vote of only those shares voting at the shareholder's meeting. Such actions include amending the bylaws of PAM, or amending the Articles of Incorporation. No such matters requiring a majority vote of the outstanding shares of a class are being presented to the Shareholders by the Board.

RIGHT TO CUMULATE VOTING. You will be asked to elect the members of the Board of Directors. There are eight seats on the Board of Directors up for election. Therefore, for each share you hold, you have eight votes and can spread out your votes in any combination. For example, you can cast eight votes for one candidate or split your votes, three for one candidate and five for another. This is right is called having "cumulative voting rights." You may cumulate your votes when voting on any matter.

If a shareholder elects to cumulate votes, then all shareholders have the right to cumulate votes. To exercise this right to cumulate votes, all the candidates for director must have been placed in nomination prior the vote for director, and a shareholder must give notice at the meeting, prior to the commencement of voting, the shareholder's intention to cumulate votes. Votes against a director and votes withheld will have no legal effect.

PROPOSAL 1: ELECTION OF THE BOARD OF DIRECTORS. The members of the board of directors of PAM are elected at the annual meeting of shareholders and serve until the next annual meeting of shareholders or until their successors are elected. The last annual meeting was held January 28, 2000.

BIOGRAPHICAL INFORMATION ON PERSONS RECOMMENDED FOR ELECTION TO THE BOARD OF DIRECTORS. The following persons are recommended for election to the Board of
Directors:

Peter Camejo, Chair of the Board and Chief Executive Officer of PAM. Peter Camejo has served as CEO and Board member since PAM's inception in 1987. Before co-founding PAM, he was an investment broker at Merrill Lynch and Prudential Bache. Mr. Camejo has, in addition to his Series 7 General Securities license, a Series 24 General Principal license, a Series 4 Options license, and a Series 3 Commodities license.

Active in the environmental movement, Mr. Camejo has served as a member of the Board of Directors of EarthShare and the Chair of the Council for Responsible Public Investment. He is also a member of the Board of the Contra Costa County Employee Retirement Association. Mr. Camejo, originally from Venezuela, is a naturalized U.S. citizen. He is 61 years old, married and has two children.

Catherine Cartier, Secretary, Chief Administrative Officer and Director. Ms. Cartier joined PAM at its inception in 1987 and has served as a Board member and Corporate Secretary since 1994.

Prior to joining PAM, Ms. Cartier worked for Lehman Brothers and Prudential Bache. Ms. Cartier earned a BA from St. Mary's College and holds her Series 7 General Securities license, Series 24 General Principal license, Series 53


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Municipal Principal license. Ms. Cartier is 51 years old.

Eric Leenson, President, Chief Financial Officer and Director. Eric Leenson has been a member of the Board since 1989. He has been CFO since 1990 and President since 1992. In his positions, he is responsible for the day-to-day oversight of the firm's operations. He is also responsible for its financial accounting and reporting. He holds a Series 7 General Securities license, a Series 24 General Principal license, and a Series 4 Options license.

Mr. Leenson left his position as a financial consultant at Merrill Lynch to join PAM in October 1987. Prior to joining Merrill Lynch, he was co-founder and long time Managing Director of La Pena Cultural center in Berkeley, CA. Mr. Leenson is 52 years old.

Nina Lau-Branson, Director. Ms Lau-Branson is completing her first term as a director of PAM. After receiving her MBA in Finance from the University of Wisconsin, Ms. Lau-Branson was employed by Price Waterhouse Coopers.

As the first Corporate Controller for Wind River Systems in Alameda, CA, Ms. Lau-Branson was an integral part of the team that brought Wind River Systems public. During her tenure with Wind River Systems, it grew to a company with over $50 million in revenues and operations in over ten countries. Ms. Lau-Branson is 44 years old.

Edward L. Price, Director. Mr. Price is serving his first term. Mr. Price is Director and Chief Administrative Officer of FWG. Mr. Price has a BA from the U.S. Naval Academy and a MBA from the University of California, Berkeley. Previously a CPA with Touche Ross, Mr. Price joined FWG in 1998. Mr. Price is 49 years old.

Kalman Stein, Director. Mr. Stein has been a director since 1997. Mr. Stein has been the President of EarthShare since its inception in 1989. EarthShare now represents more than 40 leading national environmental and conservation organizations, and has raised more than $60 million for its member agencies during its first eight years of operation. In addition Mr. Stein is a founder of the Council of Foundations and has served as Chair of that organization.

Mr. Stein's business experience includes management consulting with the United Research Company, founding Kalman Stein Associates, a management consulting firm in Berkeley, CA and establishing and managing the Strong Foundation for Environmental Values. He was also the Executive Director of the Environmental Federation of California for many years. Mr. Stein is 47 years old.

Michael S. Wyman, Director. Mr. Wyman is a Board member of PAM, serving in his second term. Mr. Wyman is a graduate of Pomona College, class of 1972 and Hastings College of Law, class of 1981. He is member in good standing of the California State Bar.

Mr. Wyman has worked as a lettuce picker, dishwasher, writer, editor, corporate director, and CEO of It's Electric!, an electric car dealership. Before his involvement with It's Electric, he was a private investor in the field of socially responsible investing. Earlier he held the positions of editor, associate director, and director for the Center for Democracy in the Americas in Washington, D.C. Prior to his tenure at the Center, Mr. Wyman was an attorney in private practice. Mr. Wyman is 49 years old.

Gene Valentine, Director. Gene Valentine is serving his first full one-year term on the Board. He joined the Board in June 1998. Mr. Valentine is Chairman of the Board and Chief Executive Officer of FWG. Mr. Valentine has a BS degree from Bethany College and also attended the University of Vienna. Mr. Valentine is also the President and Founder of Second Byte Foundation which provides computers to at-risk children. Mr. Valentine is 50 years old.

REMUNERATION OF DIRECTORS AND OFFICERS.

Aggregate Annual Remuneration.

                                    Capacities in which                         Aggregate
Name                                Remuneration Was Received                   Remuneration
-----                               -------------------------                   ------------
Peter Camejo                        Chair, CEO, Broker                          $15,000


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

Eric Leenson                        President, CFO, Broker                      $64,612
Catherine Cartier                   Corporate Secretary                         $15,000

This information was prepared on a cash basis.

Future Remuneration. Peter Camejo will receive $15,000 per year in salary. Eric Leenson will receive $65,000 per year in salary. Catherine Cartier will receive $15,000 per year in salary. Subsequent to the strategic alliance with FWG each of these corporate officers is a registered representative with FWG and receives commission income through Financial West Group, but that income is not generated through Progressive Asset Management, Inc.

OWNERSHIP OF PAM'S SECURITIES.

Principal Holders of Voting Securities.

Title                      Name                                        Amount of        Percent of
of Class                   and Address                                 Shares           Class
--------                   -----------                                 ---------        ----------
Common Shares              Peter Camejo
                           1010 Oak Grove Road
                           Concord, CA 94518                           360,718          23.72

Common Shares              Eric Leenson
                           1010 Oak Grove Road
                           Concord, CA 94518                            78,350          5.2

Common Shares              Catherine Cartier
                           1010 Oak Grove Road
                           Concord, CA 94518                            20,000          1.3

Common Shares              All Officers
                           and Directors                               567,834          37.3

Series B                   Paradox Holdings, Inc.
Preferred                  2663 Townsgate Rd.
Shares                     Westlake Village, CA 91361                   25,000          100

The Series B Preferred Shares, held by Paradox Holdings, Inc., when combined with the common stock, has voting power equal to 40% of the total shares that can be cast. Consequently, the following is the voting power of the following persons when factoring in the voting power of the Series B Preferred Shares:
Peter Camejo 14.2% ; Eric Leenson 3.1%, Catherine Cartier .08%; and all Officers and Directors, 22.4%. The basic agreement between PAM and Paradox Holdings, Inc., is the Purchase Agreement Among Paradox Holdings, PAM and FWG. Under the Standstill Agreement between PAM and Paradox, until January 1, 2002, neither party can take steps to change the relative voting power of Paradox. Copies of these agreements are identified as Exhibits 12(a) and 6(b) to PAM's Registration Statement on Form 10-SB, Amendment 2, filed August 9, 2000, with the Securities and Exchange Commission and is incorporated by reference to this Statement. None of the persons listed above, hold any additional options, warrants, or rights.

Certain holders of Non-Voting Securities.

Title                      Name                                        Amount of        Percent of
of Class                   and Address                                 Shares           Class
--------                   -----------                                 ---------        ----------
Class Preferred A          Lakshmima Inc.                               14,863          18.2%
                           36 Rosebery Ave.
                           Ottawa, ON  K1S  1W2


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

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS. Peter Camejo, Chair of the Board of Directors and Chief Executive Officer has entered into an agreement whereby certain holders of notes of Earth Trade, Inc., in which PAM held an interest, may exchange such notes for shares of PAM held by Mr. Camejo. The notes are payable by PAM. This transaction is explained in more detail in "PART II, Item 5. Recent Sales of Unregistered Securities (b) Securities Being Offered, Shares issued in settlement with creditors of Earth Trade, Inc." of PAM's Registration Statement on Form 10-SB, Amendment 2, filed August 9, 2000, with the Securities and Exchange Commission, and is incorporated by reference to this Statement

PAM recently entered into a lease with Mr. Camejo for the space now occupied as the principal offices of PAM. The term of the lease ends October 1, 2002. The office space is approximately 960 square feet. The rent, payable monthly, is $1,660, including utilities. PAM's management believes the terms of the lease are below market rate at the time the lease was entered into and was approved by a majority of the disinterested members of the Board of Directors.

ADDITIONAL INFORMATION CONCERNING THE STRUCTURE OF PAM AND MEETINGS OF ITS BOARD OF DIRECTORS. PAM does not have standing audit, nominating and compensation committees. During PAM's last fiscal year, a total of four meetings of the board of directors were held. The following members attended less than 75% of the meetings of the board of directors: Peggy Saika, Kalman Stein, and Gene Valentine. The following members attended less than 75% of the committees of meetings of the board of directors of which he is a member: none.

PROPOSAL 2: APPROVAL OF THE INDEPENDENT AUDITORS OF PAM. Approval of Markle, Stuckey, Hardesty & Bott, as independent auditors of PAM for the year ending June 30, 2001, will be sought at the annual meeting of shareholders and the proxy of the shareholders for such approval is sought. The acted as independent auditors of PAM for the preceding fiscal year. No representatives of the independent auditors will be present at the meeting.

PROPOSAL 3: OTHER MATTERS BEFORE THE MEETING OF SHAREHOLDERS. The Board of Directors knows of no other matters likely to be brought before the Annual Meeting other than electing the members of the Board of Directors and approval of the auditors of PAM . However, for routine matters and any other matters, not now known or determined, that properly come before the meeting, or any adjournments thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the Proxy.

CURRENT FINANCIAL INFORMATION. Financial information for PAM's most recent fiscal year-end is included in its Form 10-KSB annual report filed with the Securities and Exchange Commission on September 28, 2000. A copy of this report was distributed to each shareholder of record at that time.

PAM WILL PROVIDE WITHOUT CHARGE TO ANY PERSON RECEIVING THIS PROXY STATEMENT A COPY OF PAM'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENT SCHEDULES, FOR PAM'S MOST RECENT FISCAL YEAR. SUCH REQUEST MUST BE IN WRITING AND DIRECTED TO CATHERINE CARTIER, SECRETARY OF PAM AT PAM'S PRINCIPAL OFFICE.

Additionally, PAM has filed Forms 10-QSB quarterly report with the Securities and Exchange Commission dated November 14, 2000, and February 1, 2001. These quarterly reports provide financial information for the quarters ending September 30, 2000, and December 31, 2000. These reports including financial statement schedules, for PAM's most recent fiscal year. Such request must be in writing and directed to Catherine Cartier, secretary of PAM at PAM's principal office.

PROPOSALS OF STOCHOLDERS FOR NEXT ANNUAL MEETING. Proposals of stockholders intended to be presented at the next annual meeting of shareholders of PAM must be received by PAM no later than October 3, 2001, in order to be included in the proxy statements and the form of proxy relating to that meeting. A proposal for consideration by shareholders that can be distributed to shareholders separately from the proxy statement distributed by PAM, is untimely unless received by PAM by December 17, 2001.



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

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROGRESSIVE ASSET MANAGEMENT, INC.


Date: February 1, 2001    /s/ ERIC LEENSON
                        ----------------------------------
                             Eric Leenson, President
                              and Chief Financial Officer


Date: February 1, 2001   /s/ CATHERINE CARTIER
                       ------------------------------------
                             Catherine Cartier, Secretary



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

APPENDIX: FORM OF PROXY
PROGRESSIVE ASSET MANAGEMENT, INC., PROXY

The undersigned appoints Eric Leenson and Peter Camejo, and each of them, with full power of substitution and revocation, as proxies to attend, vote, and otherwise represent all of the shares of the undersigned of Progressive Asset Management, Inc., ("PAM") at the meeting of the shareholders of PAM to be held on February 22, 2001, and all adjournments thereof, with the same effect as if the undersigned had personally voted the shares. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement, both dated February 1, 2001, that accompanied this proxy. The shares represented by this proxy shall be voted in the following manner:

Proposal 1:   Election of the following persons as directors of PAM
              until their respective successors shall be elected and shall qualify:

              Peter Camejo                              For (   ) Withhold (   )
              Catherine Cartier                         For (   ) Withhold (   )
              Eric Leenson                              For (   ) Withhold (   )
              Kalman Stein                              For (   ) Withhold (   )
              Mike Wyman                                For (   ) Withhold (   )
              Nina Lau-Branson                          For (   ) Withhold (   )
              Ed Price                                  For (   ) Withhold (   )
              Gene Valentine                            For (   ) Withhold (   )

Proposal 2:   Approval of Markle, Stuckey, Hardesty & Bott, as independent auditors of PAM for the coming year.
                                                        For (   ) Withhold (   )
                                                        Abstain (   )

Proposal 3:   In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors, as of the date of the accompanying Proxy Statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee of the Board whose nomination results from the inability of any of the above-named nominees to serve.

For     (     )         Against     (     )        Abstain     (     )

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE PROPOSALS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND PROPOSALS AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER PROPER BUSINESS THAT MAY COME BEFORE THE MEETING.

Number and description of shares: _________________________ shares of common stock of PAM.

Date: February 1, 2001   Print full name of shareholder(s):

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Individual Shareholder(s):

-------------------------------------    ---------------------------------------

Signature of Shareholder                 Signature of Shareholder

-------------------------------------    ---------------------------------------


If other than individual Shareholder
(such as corporation, trust, partnership):

-------------------------------------


                        Name and title of person signing:

-------------------------------------    ---------------------------------------


Signature

-------------------------------------    ---------------------------------------

INSTRUCTIONS TO SHAREHOLDER(S): Please sign exactly as your name appears on your stock certificate. Jointly-held shares must be signed by all shareholders. If signed by an attorney-in-fact, attach the power of attorney. If the shareholder is other than an individual, the proxy must be signed by a person with authority to sign. For example, for a corporation, it should be signed by the president; for a trust, by a trustee. Please fill in the title of the person signing, if applicable. Please return this proxy in the enclosed self-addressed, stamped envelope.